                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Blair Fleming, Eric Rogoff,
Gary Klayn, Scott Lenahan, Tara Dempsey and Steven Gutman with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Onex Falcon Direct Lending BDC Fund, any statement of beneficial ownership on
Form 3, 4 or 5 to be filed with the United States Securities and Exchange
Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 30th day of
September, 2021.

/s/ Blair Fleming                       Trustee, Chief Executive Officer and
-------------------------------------   Chairperson
Blair Fleming

/s/ Eric Rogoff                         President
--------------------------------------
Eric Rogoff

/s/ Gary Klayn                          Chief Financial Officer
--------------------------------------
Gary Klayn

/s/ Scott Lenahan                       Secretary
--------------------------------------
Scott Lenahan

/s/ Tara Dempsey                        Chief Compliance Officer
--------------------------------------
Tara Dempsey

/s/ Steven Gutman                       General Counsel
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Steven Gutman

/s/ Kelly Marshall                      Trustee
--------------------------------------
Kelly Marshall

/s/ Henry Van Dyke                      Trustee
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Henry Van Dyke